Exhibit 1

VOTING TRUST AGREEMENT

     AGREEMENT made as of March 13, 1997, among the several stockholders of Vishay Intertechnology, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), whose names are subscribed below (the “Existing Stockholders”), the several additional persons whose names are subscribed below (the “Potential Stockholders”; and, together with the Existing Stockholders, the “Stockholders”), Luella B. Slaner (“Slaner”), and Felix Zandman, as trustee (together with his successor in trust, the “Trustee”).

W I T N E S S E T H:

     WHEREAS, the Existing Stockholders respectively own that number of shares of Class B Common Stock, $.10 par value per share (“Class B Common Stock”) of the Corporation, which is set forth opposite the respective Stockholders’ names on Exhibit A hereto, and may from time to time acquire additional shares of Class B Common Stock (all of such shares, whether now or hereafter owned by any Stockholder, together with the shares of Class B Common Stock now or hereafter owned by Slaner, being hereinafter referred to as “Shares”); and

     WHEREAS, the Potential Stockholders may from time to time acquire Shares; and

     WHEREAS, Slaner wishes to make certain arrangements with respect to the Shares owned by her; and

     WHEREAS, the Trustee has consented to act under this Agreement for the purposes herein provided;

     NOW, THEREFORE, the parties agree upon the following:

     1. Agreement. Copies of this Agreement, and of every agreement supplemental hereto or amendatory hereof, shall be filed (a) in the office of the Trustee, c/o Vishay Intertechnology, Inc., 63 Lincoln Highway, P.O. Box 4004, Malvern, PA 19355, Attention: Felix Zandman, which copies shall be open to the inspection of the holder of a voting trust certificate issued pursuant hereto (the “Voting Trust Certificate”) or any party hereto during business hours, and (b) in the registered office of the Corporation, Dover, Delaware, which copies shall be open to inspection by any stockholder of the Corporation, any holder of a Voting Trust Certificate or the agent of either during business hours. Voting Trust Certificates shall be issued, received and held subject to all of the terms and provisions of this Agreement. Every person entitled to receive a Voting Trust Certificate, and its transferees and assigns, upon accepting such Voting Trust Certificate, shall be bound by the provisions of this Agreement.

     2. Transfer of Shares to Trustee by Stockholders. Each Existing Stockholder shall deposit with the Trustee certificates representing all of the Shares beneficially owned by him. Each Stockholder shall deposit additional certificates representing any and all Shares subsequently acquired, as and when acquired, with the Trustee. All such certificates shall be endorsed, or accompanied by such instruments of transfer, so as to enable the Trustee to cause such certificates to be transferred into the name of the Trustee, as hereinafter provided.

     3. Transfer of Shares to Trustee by Slaner. Slaner may, from time to time, in her sole discretion, deposit with the Trustee for the benefit of any Stockholder certificates representing any or all of the Shares beneficially owned by her. Slaner agrees that upon her death all Shares held by her at the time of death shall be deposited with the Trustee and her estate shall become a Stockholder for all purposes of this Agreement. All such certificates shall be endorsed, or accompanied by such instruments of transfer, so as to enable the Trustee to cause such certificates to be transferred into the name of the Trustee, as hereinafter provided.

     4. Voting Trust Certificates. Upon receipt by the Trustee of the certificates representing any Shares and the transfer of the same into the name of the Trustee, the Trustee shall hold the same subject to the terms of this Agreement and shall thereupon issue and deliver to the appropriate Stockholder a Voting Trust Certificate for the Shares so deposited. All certificates representing Shares transferred and delivered to the Trustee pursuant to this Agreement shall be surrendered by the Trustee to the Corporation and cancelled, and new certificates therefor shall be issued to and held by the Trustee in the name of “Felix Zandman, as Voting Trustee” (or in the name of the then successor Trustee, if any, as Voting Trustee). The Voting Trust Certificates shall be in the form annexed hereto as Exhibit B and shall bear any legends with respect to the securities laws of the United States or any State borne by the underlying Shares.

     5. Transfer of Certificates. The Voting Trust Certificates shall be transferable to the extent the Shares are transferable at the office of the Trustee in Malvern, Pennsylvania (or at such office as the Trustee may designate by an instrument in writing signed by him and sent by mail to the registered holders of the Voting Trust Certificates), on the books of the Trustee, by the registered owner thereof, either in person or by attorney thereunto duly authorized, upon surrender thereof, according to the rules established for that purpose by the Trustee; and the Trustee may treat the registered holder as the owner thereof for all purposes whatsoever, but he shall not be required to deliver new Voting Trust Certificates or, if applicable, certificates representing Shares without the surrender of the related Voting Trust Certificate. No transfer of a Voting Trust Certificate may be effected unless the Trustee receives proof of compliance with the provisions of this Agreement and any legal opinion or other documentation reasonably required by the Trustee. If a Voting Trust Certificate is lost, stolen, mutilated or destroyed, the Trustee may, in his discretion, issue a duplicate of such certificate upon receipt of: (a) evidence of such fact satisfactory to him; (b) indemnity satisfactory to him; (c) the existing certificate, if mutilated; and (d) his reasonable expenses in connection with the issuance of a new Voting Trust Certificate. The Trustee shall not be required to recognize any transfer of a Voting Trust Certificate not made in accordance with the provisions hereof unless the person claiming such ownership shall have produced indicia of title satisfactory to the Trustee and shall in addition deposit with the Trustee indemnity satisfactory to him. Subject to the following sentence, any transferee in accordance with the terms of this Agreement shall be issued a Voting Trust Certificate, whereupon such transferee shall be bound by the provisions of this Agreement. In the event of the transfer of all or part of a Voting Trust Certificate to a person such that the transfer of the underlying Shares to such person would result in the conversion of the shares of Class B Common Stock into Common Stock of the Corporation pursuant to Clause D.(iv) of Section 2 of the Composite Amended and Restated Certificate of Incorporation of the Corporation, the Trustee shall, upon surrender of such Voting Trust Certificate to him, assign and transfer to such transferee, for presentation for transfer on the books of the Corporation and conversion into Common Stock of the Corporation, the number of Shares underlying the portion of the Voting Trust Certificate so transferred and issue a Voting Trust Certificate for the remaining Shares, if any, to such transferor.

     6. Termination Procedure. Upon the termination of this Agreement at any time, as hereinafter provided, the Trustee, at such time as he may choose during the period commencing 20 days before and ending 20 days after such termination, shall mail written notice of such termination to the registered owners of the Voting Trust Certificates at the addresses appearing on the transfer books of the Trustee. After the date specified in any such notice (which date shall be fixed by the Trustee), the Voting Trust Certificates shall cease to have any effect, and the holders of the Voting Trust Certificates shall have no further rights under this Agreement other than to receive certificates representing Shares or other property distributable under the terms hereof and upon the surrender of the Voting Trustee Certificates. Within 30 days after the termination of this Agreement, the Trustee shall deliver to the registered holders of the Voting Trust Certificates stock certificates representing the number of Shares represented by the Voting Trust Certificates upon the surrender thereof properly endorsed, such delivery to be made in each case at the office of the Trustee. At any time subsequent to 30 days after the termination of this Agreement, the Trustee may deposit with the Corporation stock certificates representing the number of Shares represented by the Voting Trust Certificates then outstanding, with authority in writing to the Corporation to deliver such stock certificates in exchange for the Voting Trust Certificates representing a like number of Shares; and upon such deposit all further responsibility of the Trustee for the delivery of such stock certificates and the delivery or payment of dividends upon surrender of the Voting Trust Certificates shall cease and the Trustee shall not be required to take any further action hereunder.

     7. Dividends. Prior to the termination of this agreement, the holders of the Voting Trust Certificates shall be entitled to receive payment equal to the cash dividend, if any, received by the Trustee upon a like number of Shares as is called for by the respective Voting Trust Certificates. lf any dividend in respect of the Shares is paid, in whole or in part, in Class B Common Stock, the Trustee shall likewise hold, subject to the terms of this Agreement, the certificates representing stock which are received by him on account of such dividend, and the holder of the Voting Trust Certificate issued in respect of Shares on which such stock dividend has been paid shall be entitled to receive a Voting Trust Certificate issued under this Agreement for the number of shares of Class B Common Stock received as such dividend with respect to the Shares represented by the Voting Trust Certificate. Holders entitled to receive the dividends described above shall be those registered as such on the transfer books of the Trustee at the close of business on the day fixed by the Corporation for the taking of a record to determine those holders of its stock entitled to receive such dividends or, if the Trustee has fixed a date, as hereinafter provided, for the purpose of determining the holders of the Voting Trust Certificates entitled to receive such payment or distribution, then registered as such at the close of business on the date so fixed by the Trustee.

     If any dividend in respect of Shares is paid other than in cash or in Class B Common Stock, then the Trustee shall distribute the same to the holders of the Voting Trust Certificates registered as such at the close of business on the day fixed by the Trustee for taking a record to determine the holders of the Voting Trust Certificates entitled to receive such distribution. Such distribution shall be made to such holders of the Voting Trust Certificates in accordance with the number of Shares represented by the Voting Trust Certificates.

     The transfer books of the Trustee may be closed temporarily by the Trustee for a period not exceeding 20 days preceding the date fixed for the payment or distribution of dividends or the distribution of assets or rights, or at any other time in the discretion of the Trustee. In lieu of providing for the closing of the books against the transfer of the Voting Trust Certificates, the Trustee may fix a date not exceeding 20 days preceding any date fixed by the Company for the payment or distribution of dividends, or for the distribution of assets or rights, as a record date for the determination of the holders of the Voting Trust Certificates entitled to receive such payment or distribution, and the holders of the Voting Trust Certificates of record at the close of business on such date shall exclusively be entitled to participate in such payments or distributions.

     In lieu of receiving cash dividends upon the Shares and paying the same to the holders of the Voting Trust Certificates pursuant to the provision of this Agreement, the Trustee may instruct the Corporation in writing to pay such dividends to the holders of the Voting Trust Certificates. Upon such instructions being given by the Trustee to the Corporation, and until revoked by the Trustee, all liability of the Trustee with respect to such dividends shall cease. The Trustee may at any time revoke such instructions and by written notice to the Corporation direct it to make dividend payments to the Trustee.

     8. Subscription Rights. In the event any securities of the Corporation are offered for subscription to the holder of the Shares, the Trustee, promptly upon receipt of notice of such offer, shall mail a copy thereof to the holders of the Voting Trust Certificates. Upon receipt by the Trustee, at least five days prior to the last day fixed by the Corporation for subscription and/or payment, of a request from any such registered holder of the Voting Trust Certificates to subscribe for or purchase on such holder’s behalf, accompanied by the sum of money required to be paid for such securities, the Trustee shall make such subscription and/or payment and, upon receiving from the Corporation or the other stockholders of the Corporation the certificates representing the securities so subscribed for, shall issue to such holder a Voting Trust Certificate in respect thereof if the same are shares of Class B Common Stock, but if the same are securities other than Class B Common Stock, the Trustee shall mail or deliver such securities to the certificate holder on whose behalf the subscription was made, or may instruct the Corporation to make delivery directly to the certificate holder entitled thereto.

     9. Dissolution of the Corporation. In the event of the dissolution or total or partial liquidation of the Corporation, whether voluntary or involuntary, the Trustee shall receive the moneys, securities, rights or property to which the holder of the Shares is entitled and shall distribute the same to the registered holders of the Voting Trust Certificates in accordance with the interest, as shown on the books of the Trustee, or the Trustee may in its discretion deposit such moneys, securities, rights or property with any bank or trust company doing business in New York, New York, with authority and instructions to distribute the same as above, and upon such deposit, all further obligations or liabilities of the Trustee in respect of such moneys, securities, rights or property so deposited shall cease.

     10. Reorganization of the Corporation. In the event the Corporation is merged into or consolidated with another corporation, and all or substantially all of the assets of the Corporation are transferred to another corporation, then in connection with such transfer the term “Corporation” for all purposes of this Agreement shall be taken to include such successor corporation, and the Trustee shall receive and hold under this Agreement any securities of such successor corporation received on account of the ownership, as Trustee hereunder, of the Shares held hereunder prior to such merger, consolidation or transfer. The Voting Trust Certificates issued and outstanding under this Agreement at the time of such merger, consolidation or transfer may remain outstanding, or the Trustee may, in his discretion, substitute for such Voting Trust Certificates new Voting Trust Certificates in appropriate form, and the term “Shares” as used herein shall be taken to include any securities which may be received by the Trustee in lieu of all or any part of the Shares.

     11. Rights and Powers of Trustee. Until (i) the surrender of the Voting Trust Certificates for cancellation, and (ii) the actual delivery to the holders of the Voting Trust Certificate of certificates representing Shares in exchange therefor, the Trustee shall possess and be entitled, subject to the provisions hereof, in his discretion, to exercise, in person or by his nominees or proxies, all the rights and powers of absolute owner of the Shares deposited hereunder, including without limitation the right to receive dividends on Shares and the right to vote, consent in writing or otherwise act with respect to any corporate or shareholder’s resolution or action, for the election of directors of the Corporation, to increase or reduce the stated capital of the Corporation, to classify or reclassify any of the Shares as now or hereafter authorized into preferred or common shares or other classes of Shares with or without par value, to amend the Corporation’s Certificate of Incorporation or By-Laws, to merge or consolidate the Corporation into or with other corporations, to sell all or any part of its assets, to create any mortgage or security interest in or lien on any property of the Corporation, or for any other corporation act or purpose; it being expressly stipulated that no voting right shall pass to others by or under the Voting Trust Certificates or by or under this Agreement, or by or under any agreement, express or implied.

     At all meetings of stockholders of the Corporation, and in all proceedings affecting the Corporation, the Trustee shall vote the Shares transferred to him hereunder in such manner as he may determine in his discretion.

     The Trustee is further authorized to become a party to or prosecute or defend or intervene in any suits or legal proceedings with respect to the Shares.

     12. Liability of Trustee. In voting or otherwise acting hereunder with respect to the Shares, the Trustee will exercise his best judgment; but he assumes no responsibility in respect of any action taken by him or his agents, and he shall incur no responsibility by reason of any error of law or of any things done or suffered or omitted, except fur his own individual willful misconduct The Trustee shall not be required to give any bond or other security for the discharge of his duties.

     13. Trustee. The Trustee (and the successor Trustee) may at any time resign by mailing to the registered holders of the Voting Trust Certificates a written resignation, to take effect 10 days thereafter or upon the prior acceptance thereof. Upon the death or resignation or inability to act of FeIix Zandman, Avi D. Eden shah act as successor Trustee; provided, however, that Avi D. Eden may act as successor Trustee only if at the time of the death, resignation or inability to act of Felix Zandman, Mr. Eden is an officer of the Corporation and this Agreement shall terminate at any time thereafter if Mr. Eden shall cease to be an officer of the Corporation. For purposes of this Agreement, the term “officer” shall include the position of Chairman of the Board of Directors. The rights, power and privileges of the Trustee shall be possessed by the successor Trustee, with the same effect as though such successor had originally been a party to this Agreement.

     14. Term. This Agreement shall continue until the earlier of (x) February I, 2050 or (y) the death or resignation or inability to act of the last of Felix Zandman and Avi D. Eden to serve as Trustee, but shall terminate at any earlier time upon the due execution and acknowledgment by the Trustee hereunder of a deed of termination, duly filed with the registered office of the Corporation. Any transferee (other than the Trustee) of any of the Shares or any right or interest therein shall own such Shares or such right or interest subject to all of the terms and provisions of this Agreement. The terms “Stockholder” and “Stockholders” as defined herein shall be deemed to include any and all such transferees, unless the context indicates otherwise.

     15. Compensation and Reimbursement of Trustee. The Trustee shall serve without compensation. The Trustee shall have the right to incur and pay such reasonable expenses and charges and to employ and pay such agents, attorneys and counsel as he may deem necessary and proper for carrying this Agreement into effect. Any such expenses or charges incurred by and due to the Trustee may be deducted from the dividends or other moneys or property received by the Trustee in respect of the Shares (other than additional shares of Class B Common Stock). Nothing herein contained shall disqualify the Trustee or successor Trustee, or incapacitate him from serving the Corporation or any of its subsidiaries as officer or director, or in any other capacity, or in any such capacity from receiving compensation.

     16. Stockholders’ Representation and Warranties. Each Existing Stockholder represents and warrants to the Trustee that such Existing Stockholder owns that number of Shares set forth opposite his, her or its name on Exhibit A hereto, free and clear of all liens, claims and encumbrances of any kind whatsoever.

     17. Notices. Any notice, request or other communication required to be given pursuant to the provisions hereof shall be in writing and shall be deemed to be given when actually received by the addressee, when delivered in person, or five days after being deposited with the United States Postal Service, post prepaid, registered or certified, return receipt requested, and addressed as follows: (a) if to the Trustee, to: c/o Vishay Intertechnology, Inc., 63 Lincoln Highway, P.O. Box 4004, Malvern, PA 19355, Attention: Felix Zandman, and (b) if to any Stockholder, to such Stockholder at the address set forth below the Stockholder’s name on Exhibit A hereto, or such other address as may be furnished in writing by the Stockholder, provided that notice of change of address shall only be effective upon receipt.

     18. Miscellaneous.

     (a) This Agreement shall not be changed, modified or amended except by a writing signed by all of the parties hereto.

     (b) It is intended that each provision of this Agreement be viewed as separate and divisible, and in the event that any provision shall be held to be invalid, the remaining provisions shall continue to be in full force and effect.

     (c) This Agreement and its validity, construction and performance shall be governed in all respect by the internal laws of the State of Delaware.

     (d) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

     (e) This Agreement may be executed simultaneously in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

/s/ Felix Zandman
Felix Zandman, as Voting Trustee

/s/ Luella B. Slaner
Luella B. Slaner

Existing Stockholders:

JESSIE WINSLOW GST EXEMPT TRUST U/A/D 10/24/96

/s/ Barbara J. Winslow
Barbara J. Winslow, Trustee

/s/ Felix Zandman
Felix Zandman, Trustee

/s/ Mildred Allinson
Mildred Allinson, Trustee

SAMANTHA WINSLOW GST EXEMPT TRUST U/A/D 10/24/96

/s/ Barbara J. Winslow
Barbara J. Winslow, Trustee

/s/ Felix Zandman
Felix Zandman, Trustee

/s/ Mildred Allinson
Mildred Allinson, Trustee

MARGARET LARKIN GST EXEMPT TRUST U/A/D 10/24/96

/s/ Deborah S. Larkin
Deborah S. Larkin, Trustee

/s/ Felix Zandman
Felix Zandman, Trustee

/s/ Mildred Allinson
Mildred Allinson, Trustee

JESSIE WINSLOW FAMILY TRUST U/A/D 10/24/96

/s/ Barbara J. Winslow
Barbara J. Winslow, Trustee

/s/ Felix Zandman
Felix Zandman, Trustee

/s/ Mildred Allinson
Mildred Allinson, Trustee

SAMANTHA WINSLOW FAMILY TRUST U/A/D 10/24/96

/s/ Barbara J. Winslow
Barbara J. Winslow, Trustee

/s/ Felix Zandman
Felix Zandman, Trustee

/s/ Mildred Allinson
Mildred Allinson, Trustee

MARGARET LARKIN FAMILY TRUST U/A/D 10/24/96

/s/ Deborah S. Larkin
Deborah S. Larkin, Trustee

/s/ Felix Zandman
Felix Zandman, Trustee

/s/ Mildred Allinson
Mildred Allinson, Trustee

Potential Stockholders:

/s/ Eugenia A. Ames
Eugenia A. Ames

/s/ Barbara J. Winslow
Barbara J. Winslow

/s/ Deborah S. Larkin
Deborah S. Larkin

TRUST U/W/O ALFRED P. SLANER F/B/O EUGENIA A. AMES

/s/ Eugenia A. Ames
Eugenia A. Ames, Trustee

/s/ Felix Zandman
Felix Zandman, Trustee

/s/ Mildred Allinson
Mildred Allinson, Trustee

TRUST U/W/O ALFRED P. SLANER F/B/O BARBARA J. WINSLOW

/s/ Barbara J. Winslow
Barbara J. Winslow, Trustee

/s/ Felix Zandman
Felix Zandman, Trustee

/s/ Mildred Allinson
Mildred Allinson, Trustee

TRUST U/W/O ALFRED P. SLANER F/B/O DEBORAH S. LARKIN

/s/ Deborah S. Larkin
Deborah S. Larkin, Trustee

/s/ Felix Zandman
Felix Zandman, Trustee

/s/ Mildred Allinson
Mildred Allinson, Trustee

ALEXANDER AMES TRUST U/A/D 8/2/78

/s/ Eugenia A. Ames
Eugenia A. Ames, Trustee

/s/ Felix Zandman
Felix Zandman, Trustee

/s/ Mildred Allinson
Mildred Allinson, Trustee

JULIET AMES TRUST U/A/D 8/2/78

/s/ Eugenia A. Ames
Eugenia A. Ames, Trustee

/s/ Felix Zandman
Felix Zandman, Trustee

/s/ Mildred Allinson
Mildred Allinson, Trustee